EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Artiva Biotherapeutics, Inc. dated as of May 15, 2025 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 15, 2025
VENBIO GLOBAL STRATEGIC FUND III, L.P.

	By:	VENBIO GLOBAL STRATEGIC GP III, L.P. General Partner
	By:	VENBIO GLOBAL STRATEGIC GP III, LTD. General Partner
	By:	*
	Title:	Director
	By:	*
	Title:	Director

VENBIO GLOBAL STRATEGIC GP III, L.P.
	By:	VENBIO GLOBAL STRATEGIC GP III, LTD. General Partner
	By:	*
	Title:	Director
	By:	*
	Title:	Director

VENBIO GLOBAL STRATEGIC GP III, LTD.
	By:	*
	Title:	Director
	By:	*
	Title:	Director

*
Corey Goodman
*
Robert Adelman

	*By:	/s/ David Pezeshki
	Title:	David Pezeshki
As attorney-in-fact

This Schedule 13G was executed by David Pezeshki on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.